AMERICAN MEDIA SYSTEMS CO. ANNOUNCES STOCK SPLIT

January 10, 2006, Reno, Nevada - American Media Systems Co. (OTCBB:AMSY) today announced a 2 for 1 stock split of its common stock (the "Stock Split"), after which there will be an aggregate of 4,000,000 shares issued and outstanding.

The Stock Split will be effected by way of a stock dividend to the Company's stockholders of record as of the close of business on January 20, 2006 (the "Record Date"). Each stockholder of record at the close of business on the Record Date will be issued 1 additional share of the Company's common stock for each one share held on the Record Date. The Company's common stock will trade on a post-split (ex-dividend) basis on January 30, 2006.

On behalf of the board,

Alexander J. Vesak, Director

AMERICAN MEDIA SYSTEMS CO. (OTCBB:AMSY)
5190 Neil Road, Suite 430
Reno, NV 89502

Phone: 1-866-651-2219

Web: www.americanmediasystems.com

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.